STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

The undersigned entities and individuals (the "Reporting Persons") hereby designate each of
RHO VENTURES IV (QP), L. P. and RHO INVESTMENT PARTNERS "H", L.P. (the
"Designated Filers") as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act
(collectively, the "Reports") with respect to the securities of NitroMed, Inc. (the "Company").
Each Reporting Person hereby further authorizes and designates Jeffrey I. Martin and Peter
Kalkanis (the "Authorized Signers") to execute and file on behalf of such Reporting Person the
Reports with respect to the securities of the Company, including all Schedules 13D and 13G and
Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Company.
The authority of the Designated Filers and the Authorized Signers under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing.  Each Reporting
Person acknowledges that the Designated Filers and the Authorized Signers are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Exchange
Act.
Date: 11/28/03     RHO INVESTMENT PARTNERS "H", L.P.
       By: Rho Management Partners, L.P., its
       general partner
       By: Atlas Capital Corp., its general partner

       By: /s/ Joshua Ruch
        President
Date: 11/28/03     RHO MANAGEMENT PARTNERS, L.P.
       By:   Atlas Capital Corp., its general partner

       By: /s/ Joshua Ruch
       President

Date: 11/28/03     ATLAS CAPITAL CORP.

       By:  /s/ Joshua Ruch
       President